UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  April 29, 2013

BLUE CALYPSO, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-53981                                       20-8610073

(Commission File Number)                         (IRS Employer Identification No.)

19111 North Dallas Parkway, Suite 200

Dallas, TX                                                              75287

(Address of principal executive offices)                           (Zip Code)

(972) 695-4776

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On April 29, 2013, Blue Calypso, Inc. (the “Company”) entered into a series of agreements with the holder (the “Holder”) of its 8% Senior Secured Convertible Debentures (the “Debentures”). The Debentures were due on November 30, 2012. As of April 29, 2013, the aggregate amount outstanding under the Debentures, including all accrued and unpaid interest and fees, was $600,000. Pursuant to Amendment No. 1 to 8% Senior Secured Convertible Debentures (“Amendment No. 1 to 8% Debentures”), the conversion price of the Debentures was amended such that the aggregate amount outstanding under the Debentures will be convertible into an aggregate of 20,000,000 shares of the Company’s common stock (the “Conversion Shares”). The issuance of the Conversion Shares will not result in any dilution to the existing stockholders of the Company as the Company’s Founder and Chief Technology Officer, Andrew Levi, has agreed to cancel and return to treasury 20,000,000 shares of common stock currently held by him in connection with this transaction. The Holder also agreed to immediately terminate the Security Agreement dated April 19, 2012 by and between the Company, the Company’s subsidiaries and the Holder, the Intellectual Property Security Agreement dated April 19, 2012 by and between the Company, the Company’s subsidiaries and the Holder, and the Subsidiary Guarantee executed by the Company’s subsidiary, Blue Calypso, LLC, and all of the security interests created thereby. The maturity dates of the Debentures were extended to June 30, 2013.

In connection with Amendment No. 1 to 8% Debentures, the Company and the Holder also agreed to amend the terms of certain warrants currently held by the Holder. Pursuant to Amendment No. 2 to Common Stock Purchase Warrants, the Company agreed to extend the maturity date of the warrants originally issued to the Holder in September 2011 to April 30, 2018 and to extend the anti-dilution protection of such warrants for the life of the warrants. Pursuant to Amendment No. 1 to Common Stock Purchase Warrant, the Company agreed to extend the maturity date of the warrants originally issued to the Holder in April 2012 to April 30, 2018 and to extend the anti-dilution protection of such warrants for the life of the warrants.

Amendment No. 1 to 8% Debentures, Amendment No. 2 to Common Stock Purchase Warrants and Amendment No. 1 to Common Stock Purchase Warrant are attached as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K. The above descriptions are qualified by reference to the complete text of the documents and agreements described. However, those documents and agreements, including, without limitation, the representations and warranties contained in those documents, are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s reports under the Exchange Act.

 Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

10.1

Amendment No. 1 to 8% Senior Secured Convertible Debentures between Blue Calypso, Inc. and the Holder dated April 29, 2013

10.2

Amendment No. 2 to Common Stock Purchase Warrants between the Company and the Holder dated April 29, 2013

10.3

Amendment No. 1 to Common Stock Purchase Warrant between the Company and the Holder dated April 29, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE CALYPSO, INC.

Date:  May 3, 2013

By: /s/ William Ogle

       William Ogle

Chief Executive Officer

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